Exhibit 4.1
CERTIFICATE OF MEMBERSHIP UNITS
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Number	Membership Units

NORTHWEST IOWA RENEWABLE ENERGY, LLC
A Limited Liability Company
Organized Under the Laws of the State of Iowa

     THIS CERTIFIES THAT                                          is/are the owner(s) of                                         UNITS (                     ) of the Membership Units of Northwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company). Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.
The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized President and Secretary as of this                      day of                     , 20                     .

John Lucken, Chairman	Steve Rowe, Secretary

FOR VALUE RECEIVED,                      hereby sell, assign, and transfer unto                                                     Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.
     Dated                                         ,                     .

In Presence of

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.